Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports First Quarter 2019 Financial Results

Total truSculpt® Body Sculpting Revenue Grows 29%; Surpasses 1,000 Systems Sold-To-Date

Total International Sales Grows 20%

BRISBANE, California, May 9, 2019 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reports financial results for the first quarter ended March 31, 2019.

Key financial and operational highlights for the first quarter include:

●	Revenue for the first quarter increased 6% over the prior year first quarter, to $36.0 million.
o	First quarter continues to reflect strong demand for our body sculpting platform, as total revenue for the truSculpt portfolio grew 29% over the prior year period.
o

Total recurring revenue, which includes service, skincare and consumable revenue, was $8.8 million, representing 28% growth over the first quarter 2018. Consumable revenues more than doubled year-on-year.

o	International revenue grew 20% year-over-year in the first quarter, reflecting strong growth in Japan and Australia.
o

US revenue declined by 3% in the first quarter over the prior year period, as continued strong demand for truSculpt iD and Secret RF systems were offset by challenging year-over-year comparisons for the Juliet women’s health system and the overall pricing environment.

●	Successful launch of excel V+, the Company’s latest generation laser technology for vascular and pigmentation treatments.
●

Gross Margin for the first quarter was 48%, compared to 51% in the prior year period. The decrease in first quarter gross margin reflects a combination of geographic mix and pricing. Non-GAAP gross margin* was 49% for the first quarter compared to 51% for the prior year period.

●

Operating expenses for the first quarter were 70% of revenue. This compares to 65% for the prior year period. Non-GAAP* operating expenses for the first quarter were 62% of revenue, compared to 59% for the same period in the prior year. The year-over-year increase in operating expenses was primarily due to select promotional activities, and the increase in commercial leadership from a year ago, including the North American regional sales leadership team and the expansion of our Practice Development Management team.

●

GAAP Net Loss for the first quarter was $8.2 million, or $0.59 per fully-diluted share. This compares to a loss of $2.0 million, or $0.15 per fully-diluted share in the prior year period. Non-GAAP* net loss was $4.9 million, or $0.35 per fully-diluted share as compared to a loss of $0.3 million or $0.02 per fully-diluted share in the first quarter 2018.

“Overall, I am pleased with many aspects of our first quarter performance,” stated Chief Operating Officer and Interim CEO, Jason Richey. “Several positive trends and the team’s continued execution all contributed to driving strong revenue. We continue to see robust demand for, and utilization of, truSculpt iD, our body sculpting solution. In addition, we successfully launched our excel V+ at the American Academy of Dermatology annual meeting where our enhanced North American sales team generated significant interest. Likewise, our International sales group grew revenue 20%, executing on initiatives introduced at year-end. We continue to make progress in our operational and infrastructure improvement activities, reflected in lower inventory levels and average system assembly times. We recognize, however, that we still have significant work to do.”

2019 Financial Outlook

●	We reiterate full year revenue to be in the range of $165 to $175 million, a 2% - 8% increase over 2018;

●	Full year 2019 gross margin is expected to improve as compared to full year 2018 gross margin; and

●	Adjusted EBITDA* is expected to be in the range of $2 million to $4 million.

Conference Call

The Company will host a live audio webcast for interested parties commencing today at 1:30 p.m. PDT (4:30 p.m. EDT). Participating in the call will be Jason Richey, Chief Operating Officer and Interim Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be available online within 24 hours of its completion through June 9, 2019. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system implementation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive separation costs, and charges related to CRM and ERP software implementation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record stock-based compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. We believe that excluding stock-based compensation better allows for comparisons to our peer companies;

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive separation. We have excluded costs associated with the resignation of our former Chief Executive Officer in calculating our non-GAAP operating expenses and net income measures. We exclude these non-recurring separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

We believe that excluding all of the items above allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the first quarter ended March 31, 2019, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$19,158	$26,052
Marketable investments	7,939	9,523
Accounts receivable, net	19,136	19,637
Inventories	26,659	28,014
Other current assets and prepaid expenses	4,864	3,972
Total current assets	77,756	87,198

Property and equipment, net	2,407	2,672
Deferred tax asset	451	457
Goodwill	1,339	1,339
Operating lease right-of-use assets	9,442	—
Other long-term assets	5,960	5,971
Total assets	$97,355	$97,637

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,337	$11,279
Accrued liabilities	21,788	23,300
Operating leases liabilities	1,840	—
Extended warranty liabilities	2,667	3,159
Deferred revenue	10,263	9,882
Total current liabilities	46,895	47,620

Deferred revenue, net of current portion	2,828	2,684
Income tax liability	399	394
Operating lease liabilities, net of current portion	7,759	—
Other long-term liabilities	354	553
Total liabilities	58,235	51,251

Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	71,399	70,451
Accumulated deficit	(32,230)	(24,010)
Accumulated other comprehensive loss	(63)	(69)
Total stockholders' equity	39,120	46,386
Total liabilities and stockholders' equity	$97,355	$97,637

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2019	2018

Products	$30,762	$29,264
Service	5,264	4,861
Total net revenue	36,026	34,125

Products	15,541	13,922
Service	3,176	2,869
Total cost of revenue	18,717	16,791
Gross profit	17,309	17,334
Gross margin %	48%	51%

Operating expenses:
Sales and marketing	16,104	13,088
Research and development	3,706	3,556
General and administrative	5,525	5,439
Total operating expenses	25,335	22,083
Loss from operations	(8,026)	(4,749)
Interest and other income (expense), net	(79)	98
Loss before income taxes	(8,105)	(4,651)
Income tax expense (benefit)	115	(2,619)
Net loss	$(8,220)	$(2,032)

Net loss per share:
Basic and Diluted	$(0.59)	$(0.15)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	14,017	13,587

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	March 31,	March 31,	2019 Vs
	2019	2018	2018
Revenue By Geography:
United States	$20,400	$21,136	-3%
International	15,626	12,989	+20%
Total Net Revenue	$36,026	$34,125	+6%
International as a percentage of total revenue	43%	38%

Revenue By Product Category:
Systems
- North America	$17,580	$18,944	-7%
- Rest of World	9,629	8,295	+16%
Total Systems	27,209	27,239	0%
Consumables	1,945	769	+153%
Skincare	1,608	1,256	+28%
Total Products	30,762	29,264	+5%

Service	5,264	4,861	+8%
Total Net Revenue	$36,026	$34,125	+6%

	Three Months Ended
	March 31,	March 31,
	2019	2018
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$269	$154
Sales and marketing	718	489
Research and development	263	191
General and administrative	57	854
	$1,307	$1,688

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,220)	$(2,032)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,307	1,688
Depreciation of tangible assets	411	254
Amortization of contract acquisition costs	690	373
Change in deferred tax asset	6	(2,737)
Provision for doubtful accounts receivable	98	187
Other	103	(162)
Changes in assets and liabilities:
Accounts receivable	403	915
Inventories	1,355	(2,197)
Other current assets and prepaid expenses	(916)	1,753
Other long-term assets	(679)	(2,150)
Accounts payable	(942)	1,204
Accrued liabilities	(1,467)	(6,727)
Extended warranty liabilities	(492)	—
Other long-term liabilities	(140)	35
Deferred revenue	525	(456)
Income tax liability	5	5
Net cash used in operating activities	(7,953)	(10,047)

Cash flows from investing activities:
Acquisition of property, equipment and software	(65)	(104)
Proceeds from sales of marketable investments	—	13,044
Proceeds from maturities of marketable investments	3,200	—
Purchase of marketable investments	(1,586)	(4,390)
Net cash provided by investing activities	1,549	8,550

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	131	633
Taxes paid related to net share settlement of equity awards	(490)	(2,288)
Payments on finance lease obligations	(131)	(122)
Net cash used in financing activities	(490)	(1,777)

Net decrease in cash and cash equivalents	(6,894)	(3,274)
Cash and cash equivalents at beginning of period	26,052	14,184
Cash and cash equivalents at end of period	$19,158	$10,910

	Three Months Ended March 31, 2019							Three Months Ended March 31, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation Costs	Taxes and Other Adjustments		Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$36,026	—	—	—	—		$36,026	$34,125	—	—	—	$34,125
Cost of revenue	18,717	(129)	(269)	—	—		18,319	16,791	(85)	(154)	—	16,552
Gross profit	17,309	129	269	—	—		17,707	17,334	85	154	—	17,573
Gross margin %	48%						49%	51%				51%

Operating expenses:
Sales and marketing	16,104	(868)	(718)	(85)	—		14,433	13,088	(523)	(489)	—	12,076
Research and development	3,706	(21)	(263)	—	—		3,422	3,556	(15)	(191)	—	3,350
General and administrative	5,525	(83)	(57)	(239)	(614)	(a)	4,531	5,439	(4)	(854)	—	4,581
Total operating expenses	25,335	(972)	(1,038)	(324)	(614)		22,387	22,083	(542)	(1,534)	—	20,007
Income (loss) from operations	(8,026)	1,101	1,307	324	614		(4,680)	(4,749)	627	1,688	—	(2,434)
Interest and other income (expense), net	(79)	—	—	—	—		(79)	98	—	—	—	98
Loss before income taxes	(8,105)	1,101	1,307	324	614		(4,759)	(4,651)	627	1,688	—	(2,336)
Provision (benefit) for income taxes	115	—	—	—	3		118	(2,619)	—	—	566	(2,053)
Net loss	$(8,220)	1,101	1,307	324	611		$(4,877)	$(2,032)	627	1,688	(566)	$(283)

Net loss per share:
Basic and diluted	$(0.59)						$(0.35)	$(0.15)				$(0.02)

Weighted-average number of shares used in per share calculations:
Basic and diluted	14,017						14,017	13,587				13,587

a) Other adjustment of $614 related to Executive separation costs.

Operating expenses as a % of net revenue	GAAP						Non-GAAP	GAAP				Non-GAAP
Sales and marketing	44.7%						40.1%	38.4%				35.4%
Research and development	10.3%						9.5%	10.4%				9.8%
General and administrative	15.3%						12.6%	15.9%				13.4%
	70.3%						62.1%	64.7%				58.6%

CUTERA, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019

Net loss	$(8,220)
Adjustments:
Stock-based compensation	1,307
Depreciation and amortization	1,101
CRM and ERP implementation costs	324
Other adjustments	614	(a)
Interest and other (income) expense, net	79
Provision (benefit) for income taxes	115
Total adjustments	$3,540

Adjusted EBITDA	$(4,680)

(a) Other adjustment of $614 related to Executive separation costs.